UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 5, 2009


                             GLOBALGOLD CORPORATION.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-27737                77-0454856
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)

            Unit 2202, 22/F, Causeway Bay Plaza 1, 489 Hennessy Road,
                             Causeway Bay, Hong Kong
                    (Address of principal executive offices)

       (Registrant's telephone number, including area code) 852-3114-5396


                          GLOBETECH ENVIRONMENTAL, INC.
                             7716 W. Rutter Parkway
                                Spokane, WA 99208
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT AND RESIGNATION OF PRINCIPAL
          OFFICERS

APPOINTMENT OF  DIRECTORS & OFFICERS

On January 23, 2009 the Company accepted the resignation of Theodor Hennig as Director and Secretary of the Company.

On January 24, 2009 the Company accepted the resignation of Hans Frenzel as Director and Treasurer of the Company.

On January 31, 2009 the Company accepted the resignation of Donald Sampson as Director and President of the Company.

On March 20, 2009 the Company accepted the resignation of Donald Getty as Director of the Company.

On March 20, 2009 the company appointed Thanh Ly as Director, President, Secretary, Treasurer and Director of the Company.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

On January 5, 2009 the Company filed an Amendment to its Articles of Incorporation changing its names from GlobeTech Environmental, Inc. to GlobalGold Corporation.

ITEM 8.01 OTHER EVENTS

REVERSE SPLIT OF COMMON STOCK

On January 5, 2009, the Company signed a shareholder resolution with consent of a majority of shareholders to reverse split its common stock on a ratio of one common share for each existing one hundred common shares of the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GlobalGold Corporation


Date: May 21, 2009                      By: /s/ Thanh Ly
                                            ---------------------------------
                                            Thanh Ly
                                            President, Secretary and Director